Exhibit 1.16

Certificate of Incorporation	Certificat de constitution

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Jobboom inc.

Corporate name / Dénomination sociale

781706-1

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the Canada Business Corporations Act.	JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la Loi canadienne sur les sociétés par actions.

Marcie Girouard

Director / Directeur

2011-03-28

Date of Amendment (YYYY-MM-DD)

Date de modification (AAAA-MM-JJ)

Form 2 Initial Registered Office Address and First Board of Directors Canada Business Corporations Act (CBCA) (s. 19 and 106)	Formulaire 2 Siège social initial et premier conseil d’administration Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)

1	Corporate name Dénomination sociale
Jobboom inc.
2	Address of registered office Adresse du siege social
612, rue Saint-Jacques, 18[e] Sud Montréal QC H3C 4M8
3	Additional address Autre adresse

4	Members of the board of directors Membres du conseil d’administration
Resident Canadian
Résident Canadien
	Jean-François Pruneau	293, rue Demers, Le Gardeur QC J5Z 4Y6 Canada	Yes / Oui
	Marie-Josée Marsan	9830, avenue Millen, Montréal QC H2C 2E3, Canada	Yes / Oui
	Robert Dépatie	135, place Ducharme, Rosemère QC J7A 4H8, Canada	Yes / Oui
5

Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.

Déclaration : J’atteste que je possède une connaissance suffisante et que je suis autorisé€ à signer le présent formulaire.

Original signed by /Original signé par Anne-Marie Robert
Anne-Marie Robert 514-380-1955

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ ou d’un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC 3419 (2008/04)

Form 1 Articles of Incorporation Canada Business Corporations Act (s. 6)	Formulaire 1 Statuts constitutifs Loi canadienne sur les sociétés par actions (art. 6)

1	Corporate name Dénomination sociale
Jobboom inc.
2	The province or territory in Canada where the registered office is situated La province ou le territoire au Canada où est situé le siège social
QC
3	The classes and any maximum number of shares that the corporation is authorized to issue Catégories et le nombre maximal d’actions que la société est autorisée à émettre
See attached schedule / Voir l’annexe ci-jointe
4	Restrictions on share transfers Restrictions sur le transfert des actions
See attached schedule / Voir l’annexe ci-jointe
5	Minimum and maximum number of directors Nombre minimal et maximal d’administrateurs
Min. 1 Max. 10
6	Restrictions on the business the corporation may carry on Limites imposes à l’activité commerciale de la société
Aucune
7	Other Provisions Autres dispositions
See attached schedule / Voir l’annexe ci-jointe
8

Incorporator’s Declaration: I hereby certify that I am authorized to sign and submit this form.

Déclaration des fondateurs : J’atteste que je suis autorisé à signer et à soumettre le présent formulaire.

	Anne Marie-Robert	612, rue Saint-Jacques, 18[e] Sud, Montréal QC H3C 4M8, Canada
Original signed by / Original signé par Anne-Marie Robert
Anne-Marie Robert

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ ou d’un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC 3419 (2008/04)

SCHEDULE A

SHARE CAPITAL

The unlimited share capital of the Corporation shall consist of seven (7) classes of shares, which shall carry the following rights:

(A) CLASS “A” COMMON SHARES: The number of Class “A” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “A” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

(1) Dividend and Participation. Subject to the rights and privileges conferred by the other classes of shares, the holders of Class “A” Shares shall be entitled to:

(a)	participate in the property, profits and surplus assets of the Corporation and, to that end, receive any dividend declared by the Corporation, the amount, timing and terms of payment of which are at the sole discretion of the Board of Directors; and

(b)	share in the remaining property of the Corporation upon liquidation or winding-up, whether or not voluntary, dissolution or any other distribution of the property of the Corporation.

(2) Restriction. In addition to the restrictions set forth in Sections 42 and 34 of the Canada Business Corporations Act, the Corporation may neither pay a dividend on Class “A” Shares nor purchase any such shares by private agreement if, as a result thereof, the book value of the net assets of the Corporation would be insufficient to redeem the Class “B,” “C,” “D,” “E,” “F” and “G” Shares.

(3) Voting Right. The holders of Class “A” Shares shall be entitled to receive notice of, attend and vote at meetings of shareholders of the Corporation, except meetings at which only the holders of another class of shares are entitled to vote, and each Class “A” Share shall entitle the holder thereof to one (1) vote.

(B) CLASS “B” PREFERRED SHARES: The number of Class “B” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “B” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

(1) Ranking of Class “B” Preferred Shares. Class “B” Preferred Shares shall have priority over the Common Shares and the Class “C,” “D,” “E,” and “F” Preferred Shares, but not over the Class “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

(2) Right to Dividends. The holders of Class “B” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “B” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.

(3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “B” Shares shall be entitled to repayment of the amount paid for the Class “B” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “B” Shares.

(4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “B” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.

(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Canada Business Corporations Act in this regard, to redeem at any time all or from time to time part of the Class “B” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “B” Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “B” Shares were issued.

The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “B” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “B” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “B” Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “B” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “B” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

(6) Retraction Right. Subject to paragraph two of Section 35 of the Canada Business Corporations Act, each holder of Class “B” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “B” Shares.

(a) Redemption Value

The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “B” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “B” Share was issued exceeds the total of:

(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “B” Shares; and

(ii) the fair market value of any property, other than a Class “B” Share, given by the Corporation in payment of such consideration.

(b) Determination of Fair Market Value of the Consideration

Upon issuance of the Class “B” Shares, the Corporation and each subscriber of Class “B” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “B” Shares are issued.

(c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue

In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “B” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “B” Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “B” Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “B” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.

If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “B” Shares, in connection with a redemption, retraction or purchase of Class “B” Shares, a sum for the Class “B” Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “B” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.

(7) Right to Purchase by Private Agreement. Subject to Section 34 of the Canada Business Corporations Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “B” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.

(C) CLASS “C” PREFERRED SHARES: The number of Class “C” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “C” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

(1) Ranking of Class “C” Preferred Shares. Class “C” Preferred Shares shall have priority over the Common Shares and the Class “D,” “E” and “F” Preferred Shares, but not over the Class “B” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

(2) Right to Dividends. The holders of Class “C” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “C” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.

(3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “C” Shares shall be entitled to repayment of the amount paid for the Class “C” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “C” Shares.

(4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “C” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.

(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Canada Business Corporations Act in this regard, to redeem at any time all or from time to time part of the Class “C” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “C” Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “C” Shares were issued.

The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “C” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “C” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “C” Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “C” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “C” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

(6) Retraction Right. Subject to paragraph two of Section 36 of the Canada Business Corporations Act, each holder of Class “C” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “C” Shares.

(a) Redemption Value

The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “C” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “C” Share was issued exceeds the total of:

(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “C” Shares; and

(ii) the fair market value of any property, other than a Class “C” Share, given by the Corporation in payment of such consideration.

(b) Determination of Fair Market Value of the Consideration

Upon issuance of the Class “C” Shares, the Corporation and each subscriber of Class “C” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “C” Shares are issued.

(c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue

In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “C” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “C” Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “C” Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “C” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.

If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “C” Shares, in connection with a redemption, retraction or purchase of Class “C” Shares, a sum for the Class “C” Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “C” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.

(7) Right to Purchase by Private Agreement. Subject to Section 34 of the Canada Business Corporations Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “C” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.

(D) CLASS “D” PREFERRED SHARES: The number of Class “D” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “D” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

(1) Ranking of Class “D” Preferred Shares. Class “D” Preferred Shares shall have priority over the Common Shares and the Class “E” and “F” Preferred Shares, but not over the Class “B,” “C” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

(2) Right to Dividends. The holders of Class “D” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “D” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.

(3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “D” Shares shall be entitled to repayment of the amount paid for the Class “D” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “D” Shares.

(4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “D” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.

(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Canada Business Corporations Act in this regard, to redeem at any time all or from time to time part of the Class “D” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “D” Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “D” Shares were issued.

The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “D” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “D” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “D” Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “D” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “D” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

(6) Retraction Right. Subject to paragraph two of Section 36 of the Canada Business Corporations Act, each holder of Class “D” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “D” Shares.

(a) Redemption Value

The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “D” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “D” Share was issued exceeds the total of:

(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “D” Shares; and

(ii) the fair market value of any property, other than a Class “D” Share, given by the Corporation in payment of such consideration.

(b) Determination of Fair Market Value of the Consideration

Upon issuance of the Class “D” Shares, the Corporation and each subscriber of Class “D” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “D” Shares are issued.

(c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue

In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “D” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “D” Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “D” Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “D” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.

If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “D” Shares, in connection with a redemption, retraction or purchase of Class “D” Shares, a sum for the Class “D” Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “D” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.

(7) Right to Purchase by Private Agreement. Subject to Section 34 of the Canada Business Corporations Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “D” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.

(E) CLASS “E” PREFERRED SHARES: The number of Class “E” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “E” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

(1) Ranking of Class “E” Preferred Shares. Class “E” Preferred Shares shall have priority over the Common Shares and the Class “F” Preferred Shares, but not over the Class “B,” “C,” “D” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

(2) Right to Dividends. The holders of Class “E” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “E” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.

(3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “E” Shares shall be entitled to repayment of the amount paid for the Class “E” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “E” Shares.

(4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “E” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.

(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Canada Business Corporations Act in this regard, to redeem at any time all or from time to time part of the Class “E” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “E” Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “E” Shares were issued.

The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “E” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “E” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “E” Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “E” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “E” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

(6) Retraction Right. Subject to paragraph two of Section 36 of the Canada Business Corporations Act, each holder of Class “E” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “E” Shares.

(a) Redemption Value

The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “E” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “E” Share was issued exceeds the total of:

(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “E” Shares; and

(ii) the fair market value of any property, other than a Class “E” Share, given by the Corporation in payment of such consideration.

(b) Determination of Fair Market Value of the Consideration

Upon issuance of the Class “E” Shares, the Corporation and each subscriber of Class “E” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “E” Shares are issued.

(c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue

In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “E” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “E” Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “E” Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “E” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.

If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “E” Shares, in connection with a redemption, retraction or purchase of Class “E” Shares, a sum for the Class “E” Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “E” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.

(7) Right to Purchase by Private Agreement. Subject to Section 34 of the Canada Business Corporations Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “E” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.

(F) CLASS “F” PREFERRED SHARES: The number of Class “F” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “F” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

(1) Ranking of Class “F” Preferred Shares. Class “F” Preferred Shares shall have priority over the Common Shares, but not over the Class “B,” “C,” “D,” “E” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

(2) Right to Dividends. The holders of Class “F” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “F” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.

(3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “F” Shares shall be entitled to repayment of the amount paid for the Class “F” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “F” Shares.

(4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “F” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.

(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Canada Business Corporations Act in this regard, to redeem at any time all or from time to time part of the Class “F” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “F” Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “F” Shares were issued.

The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “F” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “F” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “F” Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “F” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “F” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

(6) Retraction Right. Subject to paragraph two of Section 36 of the Canada Business Corporations Act, each holder of Class “F” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “F” Shares.

(a) Redemption Value

The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “F” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “F” Share was issued exceeds the total of:

(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “F” Shares; and

(ii) the fair market value of any property, other than a Class “F” Share, given by the Corporation in payment of such consideration.

(b) Determination of Fair Market Value of the Consideration

Upon issuance of the Class “F” Shares, the Corporation and each subscriber of Class “F” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “F” Shares are issued.

(c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue

In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “F” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “F” Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “F” Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “F” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.

If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “F” Shares, in connection with a redemption, retraction or purchase of Class “F” Shares, a sum for the Class “F” Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “F” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.

(7) Right to Purchase by Private Agreement. Subject to Section 34 of the Canada Business Corporations Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “F” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.

(G) CLASS “G” PREFERRED SHARES

The number of Class “G” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited. Class “G” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

(1) Ranking of Class “G” Preferred Shares. Class “G” Preferred Shares shall have priority over the Common Shares and the other shares of the Corporation with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

(2) Right to Dividends. The holders of record of the Class “G” Shares shall be entitled to receive, in each fiscal year of the Corporation, a fixed cumulative preferential dividend at the rate of 11.25% per annum per share, calculated daily on the Redemption Price (as defined below) of the Class “G” Shares. Such dividends shall be cumulative from the respective date of issue of each Class “G” Share.

For greater certainty, it is hereby declared that (a) wherever it is used in this Section 2, the expression “dividend at the rate of 11.25% per annum per share” shall mean, with respect to the Class “G” Shares, a dividend calculated at such rate for at least the number of days during which such share was outstanding in the fiscal year with respect to which the calculation is being made and (b) nothing herein contained or implied shall require prorating of dividends with respect to any share not outstanding during the entire period for or with respect to which such dividends are accrued. However, the directors of the Corporation may, at their discretion, prorate dividends with respect to any share not outstanding for the entire period for or with respect to which dividends are accrued if such right to prorate dividends was reserved by the Corporation at the time such shares were issued.

All dividends declared on the Class “G” Shares shall be payable semi-annually on a cumulative basis on the 20th day of the months of June and December in every year, at such place as the directors of the Corporation may determine, in cash or by certified cheque, bank draft or wire transfer, provided that, in respect of any payment of dividends denominated in a currency other than Canadian dollars, the applicable exchange rate shall be that published by the Bank of Canada in effect on the date of payment.

The holders of Class “G” Shares shall be entitled to receive only the aforementioned dividends. No dividends may be paid on any shares ranking junior to the Class “G” Shares, unless all dividends that have become payable on the Class “G” Shares have been paid or set aside for payment.

(3) Liquidation or Winding-Up. In the event of the liquidation, winding-up, dissolution or reorganization of the Corporation or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, whether voluntarily or involuntarily, the holders of Class “G” Shares shall be entitled to receive, in preference to the holders of any other class of shares of the Corporation, an amount equal to the Redemption Price (as defined below) for each Class “G” Share held and any accrued but unpaid dividends on such shares.

(4) No Voting Right. The holders of Class “G” Shares shall not be entitled to receive notice of, attend or vote at the meetings of shareholders of the Corporation, unless the Corporation has failed to pay eight (8) semi-annual dividends on the Class “G” Shares, whether or not consecutive. In that event and only so long as the said dividends remain in arrears, the holders of Class “G” Shares shall be entitled to receive notice of, attend and vote at the meetings of shareholders of the Corporation, except meetings at which only the holders of another specified series or class of shares are entitled to vote. At each such meeting, each Class “G” Share shall entitle the holder thereof to one (1) vote.

(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Act in this regard, to redeem at any time all or part of the Class “G” Shares then outstanding upon giving notice as hereinafter provided, on payment to the holders of the Class “G” Shares of an aggregate amount equal to the Redemption Price (as defined below) and any accrued but unpaid dividends on such Class “G” Shares being redeemed. In the case of partial redemption, the Class “G” Shares to be redeemed shall be selected pro rata among the holders of all Class “G” Shares then outstanding, except that, with the consent of all the holders of Class “G” Shares, the shares to be redeemed may be selected in another manner.

The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “G” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and the place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares to be redeemed from each such holder of Class “G” Shares. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “G” Shares called for redemption is deposited with the Corporation’s bankers or at any other place or places specified in the notice, on or before the Redemption Date, the holders of Class “G” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “G” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

(6) Retraction Right. Each holder of Class “G” Shares shall be entitled, at such holder’s discretion, upon prior written notice of no less than one (1) business day to the Corporation, to require the Corporation to redeem all or part of such holder’s Class “G” Shares for an aggregate amount equal to the Redemption Price (as defined below) and any accrued but unpaid dividends on such shares, payable, subject to the provisions of the Act in this regard, upon presentation and surrender by such holder of Class “G” Shares of the certificates representing the number of Class “G” Shares to be redeemed (the date on which such presentation and surrender occur being the “Retraction Date”). As of the Retraction Date, the Class “G” Shares shall be considered redeemed, and the Corporation shall pay to such holder of Class “G” Shares the Redemption Price (as defined below) and any accrued but unpaid dividends on such shares. In the event the Corporation is unable to pay the Redemption Price of the Class “G” Shares on the Retraction Date, it shall forthwith give the holder of Class “G” Shares written notice thereof.

(7) Redemption Price. The Redemption Price of the Class “G” Shares shall be an amount equal to $1,000 per Class “G” Share being redeemed. The Redemption Price may be paid in cash, or by certified cheque, bank draft or wire transfer, or by the delivery of assets having equivalent value, provided that in respect of any such payment denominated in a currency other than Canadian dollars, for the purposes of this Section (7), the applicable exchange rate shall be that published by the Bank of Canada in effect on the date of payment.

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SCHEDULE B

RESTRICTIONS ON SHARE TRANSFERS

No shares of capital stock of the Corporation shall be transferred without the approval of Directors as evidenced by a resolution of the Board of Directors; the approval of such transfer of shares may be given as aforesaid after the transfer has been registered in the books of the Corporation, in which case, unless such resolution provides otherwise, the transfer is valid and shall come into force on the date of its registration in the books of the Corporation.

SCHEDULE C

1.	RESTRICTIONS ON THE TRANSFER OF SECURITIES

As long as the Corporation shall have the status of a « private issuer » as defined in Regulation 45-106 on Prospectus and Registration Exemptions, all transfers of securities of the Corporation (other than shares and non-convertible debt securities) shall be subject to the consent of the Board of Directors of the Corporation as evidenced by a resolution passed or signed by them.

2.	CORPORATION’S BORROWING POWERS

Without in any way limiting the Corporation’s powers, the Board of directors may without the consent of the shareholders:

(a)	borrow money upon credit of the Corporation;

(b)	issue debentures or other securities of the Corporation, and pledge or sell the same for such sums and at such prices as may be deemed expedient; and

(c)	hypothecate the immoveable and moveable or otherwise affect the moveable property of the Corporation.